   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 1999



                                                      REGISTRATION NO. 333-90709

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                    REPUBLIC TECHNOLOGIES
                      INTERNATIONAL, LLC                                              RTI CAPITAL CORP.
             (EXACT NAME OF REGISTRANT CO-ISSUER                             (EXACT NAME OF REGISTRANT CO-ISSUER
                 AS SPECIFIED IN ITS CHARTER)                                    AS SPECIFIED IN ITS CHARTER)

                           DELAWARE                                                        DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)  (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                             3312                                                            3312
   (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)        (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                             NONE                                                         34-1900904
           (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                         (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                            ------------------------

                              3770 EMBASSY PARKWAY
                             AKRON, OHIO 44333-8367
                                 (330) 670-3000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                                  JOHN GEORGE
                    REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC
                              3770 EMBASSY PARKWAY
                             AKRON, OHIO 44333-8367
                                 (330) 670-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                       OF REGISTRANTS' AGENT FOR SERVICE)

                            ------------------------

                                With a copy to:

                             JOHN D. LOBRANO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. / /

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. / /

                            ------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                         TABLE OF REGISTRANT GUARANTORS

                                                                                             ADDRESS, INCLUDING ZIP
                                                                                              CODE, AND TELEPHONE
                                                                                             NUMBER, INCLUDING AREA
   EXACT NAME OF REGISTRANT       STATE OR OTHER JURISDICTION                                 CODE, OF REGISTRANT
    GUARANTOR AS SPECIFIED        OF INCORPORATION OR             I.R.S. EMPLOYER            GUARANTOR'S PRINCIPAL
        IN ITS CHARTER               ORGANIZATION                 IDENTIFICATION NUMBER        EXECUTIVE OFFICES
------------------------------    ---------------------------     ---------------------     ------------------------

Republic Technologies                  Delaware                       None                  3770 Embassy Parkway
International Holdings, LLC                                                                 Akron, Ohio 44333-8367
                                                                                            (330) 670-3000

Nimishillen & Tuscarawas, LLC          Delaware                       None                  3770 Embassy Parkway
                                                                                            Akron, Ohio 44333-8367
                                                                                            (330) 670-3000

Bliss & Laughlin, LLC                  Delaware                       None                  3770 Embassy Parkway
                                                                                            Akron, Ohio 44333-8367
                                                                                            (330) 670-3000

Canadian Drawn Steel                    Canada                        None                  133 Chatham Street
Company, Inc.                                                                               Hamilton, Ontario
                                                                                            (905) 546-5656

                                EXPLANATORY NOTE



     This Amendment No. 1 to the Form S-4 registration statement is being filed for the sole purpose of filing exhibits.


                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     (a) Republic Technologies International Holdings, LLC; Republic Technologies International, LLC; Nimishillen & Tuscarawas, LLC; Bliss & Laughlin, LLC (each a Delaware limited liability company and collectively, the "LLCs")

     The LLCs are each empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of such LLC, respectively. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

     (b) RTI Capital Corp. ("RTI CapCo")

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits RTI CapCo's board of directors to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action (except settlements or judgments in derivative suits), suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of RTI CapCo, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

     As permitted by sections 102 and 145 of the DGCL RTI CapCo's certificate of incorporation eliminates a director's personal liability for monetary damages to the company and its stockholders arising from a breach of a director's fiduciary duty, except as otherwise provided under the DGCL.

     RTI CapCo's by-laws provide for the mandatory indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the DGCL.

(c) Canadian Drawn Steel Company, Inc. ("CDSC")

     Under the Canada Business Corporations Act and CDSC's by-laws, CDSC may indemnify a present or former director or officer or a person who acts or acted at CDSC's request as a director or officer of another corporation of which CDSC is or was a stockholder or creditor, and his heirs and legal representatives (an "indemnifiable person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position if:

          (i) he acted honestly and in good faith with a view to the best interests of CDSC; and

          (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     An indemnifiable person is entitled to such indemnity from CDSC if he was substantially successful on the merits in his defense of the action or proceeding and fulfilled the conditions set out in (i) and (ii) above. CDSC may, with the approval of a court, also indemnify an indemnifiable person in respect of an action by or on behalf of CDSC or a corporation to procure a judgment in its favor, to which such person is made party by reason of being or having been a director or an officer of CDSC or a corporation, if he fulfills the conditions set out in (i) and (ii) above. CDSC's by-laws provide for indemnification of directors and officers to the fullest extent authorized by the Canada Business Corporations Act.

ITEM 21. EXHIBITS

     The following exhibits are filed with this registration statement or incorporated into this registration statement by reference.


EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     1.1       --   Purchase Agreement, dated as of August 6, 1999, among Republic Technologies International, LLC
                    ("Republic Technologies"), RTI Capital Corp. ("RTI CapCo"), Republic Technologies International,
                    Inc. ("RTI"), Nimishillen & Tuscarawas, LLC ("N&T"), Bliss & Laughlin, LLC ("B&L"), Canadian Drawn
                    Steel Company, Inc. ("CDSC"), Republic Technologies International Holdings, LLC ("Holdings"),
                    Chase Securities Inc. ("Chase"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and
                    BancBoston Robertson Stephens Inc. ("BBRS"). *
     2.1       --   Master Restructuring Agreement, dated as of August 13, 1999, among RTI, RES Holding Corporation
                    ("RES Holding"), Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant Banking
                    Fund L.P. ("BCP II"), Blackstone Offshore Capital Partners II L.P. ("BOCP II"), Blackstone Family
                    Investment Partnership II L.P. ("BFIP II"), The Veritas Capital Fund L.P. ("Veritas Fund"), HVR
                    Holdings, L.L.C. ("HRV"), USX Corporation ("USX"), Kobe Steel, Ltd. ("Kobe"), Kobe Delaware Inc.
                    ("Kobe Delaware"), USS Lorain Holding Company, Inc. ("USS Lorain"), USX RTI Holdings, Inc. ("USX
                    Holdings"), Kobe/Lorain Inc. ("Kobe/Lorain"), Kobe RTI Holdings, Inc. ("Kobe Holdings"), Holdings,
                    Republic Technologies, Lorain Tubular Company, LLC ("Lorain") and USS/Kobe Steel Company
                    ("USS/Kobe SteelCo"). *
     3.1       --   Limited Liability Company Agreement of Republic Technologies *
     3.2       --   Certificate of Incorporation of RTI CapCo *
     3.3       --   By-laws of RTI CapCo *
     3.4       --   Limited Liability Company Agreement of Holdings *
     3.5       --   Limited Liability Company Agreement of B&L *
     3.6       --   Limited Liability Company Agreement of N&T *
     3.7       --   Certificate of Incorporation of CDSC *
     3.8       --   By-laws of CDSC **
     4.1       --   Indenture, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings, N&T,
                    B&L, CDSC and United States Trust Company of New York, as Trustee. *
     4.2       --   Form of 13 3/4% Senior Secured Note due 2009 (included in Exhibit 4.1)
     4.3       --   Form of 13 3/4% Senior Secured Note due 2009, Series B (included in Exhibit 4.1)
     4.4       --   Notes Exchange and Registration Rights Agreement, dated as of August 13, 1999, among Republic
                    Technologies, RTI CapCo, Holdings, N&T, B&L, CDSC, Chase, DLJ and BBRS. *
     4.5       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings,
                    N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     4.6       --   Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of August 13,
                    1999, by Republic Technologies to United States Trust Company of New York, as Mortgagee. *
     4.7       --   Master Pledge Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo,
                    Holdings, N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *
     4.8       --   Amended and Restated Intercreditor and Subordination Agreement, dated as of August 13, 1999, among
                    United States Trust Company of New York, as Collateral Agent, United States Trust Company of New
                    York, as Trustee, the Pennsylvania Lenders (as defined therein), BankBoston, N.A., as Agent,
                    Holdings, Republic Technologies, RTI CapCo, N&T, B&L and CDSC. *
     4.9       --   Pledge Intercreditor Agreement, dated as of August 13, 1999, among the Secured Parties (defined therein) and United States Trust Company of New York, as Collateral Agent. *
     5         --   Opinion of Simpson Thacher & Bartlett **
    10.1       --   Revolving Credit Agreement, dated as of August 13, 1999, among Republic Technologies, BankBoston,
                    N.A, as Administrative Agent and Co-Book Manager, Bank of America, N.A., as Syndication Agent and
                    Co-Book Manager, The Chase Manhattan Bank, as Documentation Agent and Co-Book Manager, the Lending
                    Institutions Named Therein, and BancBoston Robertson Stephens Inc. and Bank of America, N.A., as
                    Co-Arrangers. *
    10.2       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, Holdings, RTI CapCo,
                    N&T, B&L, CDSC and BankBoston, N.A. *
    10.3       --   Trademark Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.4       --   Patent Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.5       --   Canadian Security Agreement, dated as of August 13, 1999, between CDSC and BankBoston, N.A. *
    10.6       --   Assignment of Intellectual Property, dated as of August 13, 1999, by CDSC to BankBoston, N.A. *
    10.7       --   Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds, dated as of
                    August 13, 1999, from Republic Technologies to BankBoston, N.A. *
    10.8       --   Amended and Restated Equityholders Agreement, dated as of August 13, 1999, among BCP II, BOCP II,
                    BFIP II, Veritas Fund, Veritas Capital, L.L.C., KDJ, L.L.C., BRW Steel Holdings, L.P., BRW Steel
                    Holdings II, L.P., BRW Steel Offshore Holdings, L.P., RTI, RES Holding, Republic Technologies,
                    USX, USX Holdings, Kobe Delaware, Kobe, Kobe Holdings, HVR, Sumitomo Corporation of America,
                    FirstEnergy Services Corp., Triumph Capital Investors II, L.P., TCI-II Investors, L.P., First
                    Dominion Capital L.L.C., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P.,
                    TCW Shared Opportunity Fund, L.P., Shared Opportunity Fund IIB, L.L.C., Shared Opportunity Fund
                    III, L.L.C. and the other equityholders named therein. *
    10.9       --   Round Supply Agreement, dated as of August 13, 1999, between Republic Technologies and USX. **
    10.10      --   Master Energy Services and Supply Agreement, dated as of August 13, 1999, between Republic
                    Technologies and FirstEnergy Services Corp. *
    10.11      --   Transition, Administrative and Utilities Services Agreement, dated as of August 13, 1999, between
                    Lorain Tubular Company, LLC and Republic Technologies. *
    10.12      --   Letter Agreement, dated August 13, 1999, between Republic Technologies and USX. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.13      --   Letter Agreement, dated August 13, 1999, among Republic Technologies, Lorain Tubular Company, LLC,
                    Kobe and USX. *
    10.14      --   Master Agreement dated July 18, 1994, by and among the Commonwealth of Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial Development Authority, the
                    Commonwealth of Pennsylvania, acting by and through the Department of Community Affairs, the
                    Johnstown Industrial Development Corporation, the County of Cambria, the City of Johnstown,
                    Republic Technologies and BRW Steel Corporation-Johnstown. (1)
    10.15      --   Amendment No. 1 to the Master Agreement dated September 21, 1994 among Commonwealth of
                    Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial
                    Development Authority, the Commonwealth of Pennsylvania, acting by and through the Department of
                    Community Affairs, the Johnstown Industrial Development Corporation, the County of Cambria, the
                    City of Johnstown and Republic Technologies. (1)
    10.16      --   Amendment No. 2 to the Master Agreement dated August 1999 among the Johnstown Industrial
                    Development Corporation, the County of Cambria, the City of Johnstown and Republic Technologies. *
    10.17      --   Economic Development Partnership Loan Agreement dated September 21, 1994 between the City of
                    Johnstown and Republic Technologies. (1)
    10.18      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.19      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.20      --   Section 108 Loan Agreement dated July 20, 1994 among the City of Johnstown, the County of Cambria and Republic Technologies. (1)
    10.21      --   Amendment No. 1 dated August 1994 to Section 108 Loan Agreement among the City of Johnstown, the
                    County of Cambria and Republic Technologies. (1)
    10.22      --   Community Development Block Grant Loan Agreement dated November 3, 1995 between Cambria County and
                    Republic Technologies. (1)
    10.23      --   BID Loan Agreement dated March 12, 1996 between Johnstown Industrial Development Corporation and
                    Republic Technologies. (1)
    10.24      --   Loan Agreement dated December 1, 1998 between Development Authority of Cartersville and B&L. (2)
    10.25      --   Trust Indenture dated as of October 1, 1994 between BankOne, Columbus, N.A. ("BankOne") and the
                    Ohio Water Development Authority (the "Authority"). (3)
    10.26      --   Trust Indenture dated as of June 1, 1996 between BankOne and the Authority. (4)
    10.27      --   Loan Agreement dated as of October 1, 1994 between Republic Technologies and the Authority. (3)
    10.28      --   Loan Agreement dated as of June 1, 1996 between Republic Technologies and the Authority. (4)
    10.29      --   Project Note dated October 1, 1994 by Republic Technologies to the Trustee. (3)
    10.30      --   Project Note dated June 1, 1996 by Republic Technologies to the Trustee. (4)
    10.31      --   Project Bond dated October 1, 1994 issued by the Authority. (3)
    10.32      --   Project Bond dated June 1, 1996 issued by the Authority. (4)
    10.33      --   Participation Agreement dated as of August 13, 1999 between Republic Technologies and USX. *
    10.34      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Thomas N. Tyrrell.
                    (5)

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.35      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Joseph Lapinsky.
                    (5)
    10.36      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Robert L. Meyer.
                    (5)
    10.37      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and John Asimou. (5)
    10.38      --   Employment Agreement, dated July 1, 1999, between Republic Technologies and George F. Babcoke. *
    10.39      --   Master Collective Bargaining Agreement dated as of September 30, 1998 among Republic Technologies,
                    RTI and the United Steel Workers of America. *
    10.40      --   1999 Settlement Agreement, dated as of August 2, 1999 between BarTech, RESI, Republic Technologies and the United Steelworkers of America.*
    10.41      --   Agreement dated as of November 2, 1998 between Pension Benefit Guaranty Corporation and RES
                    Holding. *
    10.42      --   Transaction and Monitoring Fee Agreement dated August 13, 1999 among Blackstone Management
                    Partners L.P., Veritas, USX, Kobe and Republic Technologies. *
    12         --   Computation of Ratio of Earnings to Fixed Charges ***
    21         --   List of subsidiaries *
    23.1       --   Consent of Simpson Thacher & Bartlett (to be included in the opinion filed as Exhibit 5)
    23.2       --   Consents of Deloitte and Touche LLP ***
    23.3       --   Consent of KPMG LLP ***
    23.4       --   Consent of Ernst & Young LLP ***
    23.5       --   Consent of Arthur Andersen LLP ***
    24         --   Powers of Attorney ***
    25         --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of United States Trust
                    Company of New York, as Trustee *
    99.1       --   Form of Letter of Transmittal *
    99.2       --   Form of Notice of Guaranteed Delivery *


------------------

 * Filed herewith.

 ** To be filed by amendment.


*** Previously filed.


(1) Filed as exhibits to the Registration Statement on Form S-4 of Bar Technologies Inc. (SEC Registration No. 333-4254) and incorporated by reference and made a part hereof.

(2) Filed as exhibit to Annual Report on Form 10-K of Bliss & Laughlin Industries Inc. for the fiscal year ended September 30, 1989 and incorporated by reference and made a part hereof.

(3) Filed as exhibits to Quarterly Report on Form 10-Q of Republic Engineered Steels, Inc. for the quarter ended September 30, 1994 and incorporated by reference and made a part hereof.

(4) Filed as exhibits to Annual Report on Form 10-K of Republic Engineered Steels, Inc. for the fiscal year ended June 30, 1996 and incorporated by reference and made a part hereof.

(5) Filed as exhibits to Annual Report on Form 10-K of Bar Technologies Inc. for the fiscal year ended January 2, 1999 and incorporated by reference and made a part hereof.

ITEM 22. UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuers undertake that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     The registrants undertake that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by the director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          REPUBLIC TECHNOLOGIES INTERNATIONAL,
                                          LLC


                                          By: /s/ JOHN B. GEORGE
                                              ----------------------------------
                                              John B. George
                                              Vice President of Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                     SIGNATURE                                                  TITLE
----------------------------------------------------   -------------------------------------------------------
                         *                             Chief Executive Officer and Principal Executive
----------------------------------------------------
                 Thomas N. Tyrrell                     Officer; Director of Republic Technologies
                                                       International, Inc.**

                 /s/ John B. George                    Vice President of Finance, Treasurer and Secretary and
----------------------------------------------------   Principal Financial and Accounting Officer
                   John B. George

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                 Richard C. Lappin

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Robert Friedman

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                 David A. Stockman

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                   David Blitzer

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Robert B. McKeon

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                 Thomas J. Campbell

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Lynn R. Williams

                     SIGNATURE                                                  TITLE

----------------------------------------------------   -------------------------------------------------------
                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Paul J. Wilhelm


                                                       Director of Republic Technologies International, Inc.**
----------------------------------------------------
               Albert E. Ferrara, Jr.

                                                       Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Susumu Okushima

                         *                             Director of Republic Technologies International, Inc.**
----------------------------------------------------
                  Tadashi Takeuchi

              *By: /s/ John B. George
----------------------------------------------------
                   John B. George
                  Attorney-in-fact


------------------

** Republic Technologies International, Inc. is the managing member of Republic
   Technologies International Holdings, LLC. Republic Technologies International Holdings, LLC is the sole member of Republic Technologies International, LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          RTI CAPITAL CORP.

                                          By: /s/ John B. George
                                              ----------------------------------
                                              John B. George
                                              Vice President of Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                   SIGNATURE                                                   TITLE
-----------------------------------------------  -----------------------------------------------------------------

                       *                         Chief Executive Officer and Principal Executive
-----------------------------------------------  Officer
               Thomas N. Tyrrell

               /s/John B. George                 Vice President of Finance, Treasurer and Secretary and Principal
-----------------------------------------------  Financial and Accounting Officer
                John B. George

                       *                         Director
-----------------------------------------------
               Richard C. Lappin

                       *                         Director
-----------------------------------------------
               David A. Stockman

                       *                         Director
-----------------------------------------------
                 David Blitzer

            *By: /s/ John B. George
-----------------------------------------------
                John B. George
               Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          REPUBLIC TECHNOLOGIES INTERNATIONAL
                                          HOLDINGS, LLC


                                          By: /s/ John B. George
                                              ----------------------------------
                                              John B. George
                                              Vice President of Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                   SIGNATURE                                                   TITLE
-----------------------------------------------  -----------------------------------------------------------------
                       *                         Chief Executive Officer and Principal Executive Officer; Director
-----------------------------------------------  of Republic Technologies International, Inc.**
               Thomas N. Tyrrell

              /s/ John B. George                 Vice President of Finance, Treasurer and Secretary and Principal
-----------------------------------------------  Financial and Accounting Officer
                John B. George

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
               Richard C. Lappin

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
                Robert Friedman

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
               David A. Stockman

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
                 David Blitzer

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
               Robert B. McKeon

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
              Thomas J. Campbell

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
               Lynn R. Williams

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
                Paul J. Wilhelm


-----------------------------------------------  Director of Republic Technologies International, Inc.**
            Albert E. Ferrara, Jr.

                   SIGNATURE                                                   TITLE
-----------------------------------------------  -----------------------------------------------------------------
                                                 Director of Republic Technologies International, Inc.**
-----------------------------------------------
                Susumu Okushima

                       *                         Director of Republic Technologies International, Inc.**
-----------------------------------------------
               Tadashi Takeuchi

            *By: /s/ John B. George
-----------------------------------------------
                John B. George
               Attorney-in-fact



** Republic Technologies International, Inc. is the managing member of Republic
   Technologies International Holdings, LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          BLISS & LAUGHLIN, LLC


                                          By: /s/ John B. George
                                              ----------------------------------
                                              John B. George
                                              Vice President of Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                     SIGNATURE                                                 TITLE
---------------------------------------------------   --------------------------------------------------------
                         *                            Chief Executive Officer and Principal Executive Officer;
-----------------------------------------------       Director of Republic Technologies International, Inc.**
                 Thomas N. Tyrrell

                /s/ John B. George                    Vice President of Finance, Treasurer and Secretary and
-----------------------------------------------       Principal Financial and Accounting Officer
                  John B. George

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                 Richard C. Lappin

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                  Robert Friedman

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                 David A. Stockman

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                   David Blitzer

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                 Robert B. McKeon

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                Thomas J. Campbell

                         *                            Director of Republic Technologies International, Inc.**
-----------------------------------------------
                 Lynn R. Williams

                     SIGNATURE                                                 TITLE
---------------------------------------------------   --------------------------------------------------------
                /s/ Paul J. Wilhelm                   Director of Republic Technologies International, Inc.**
---------------------------------------------------
                  Paul J. Wilhelm

                                                      Director of Republic Technologies International, Inc.**
---------------------------------------------------
              Albert E. Ferrara, Jr.

                                                      Director of Republic Technologies International, Inc.**
---------------------------------------------------
                  Susumu Okushima

                         *                            Director of Republic Technologies International, Inc.**
---------------------------------------------------
                 Tadashi Takeuchi

              *By:/s/ John B. George
---------------------------------------------------
                  John B. George
                 Attorney-in-fact


------------------


** Republic Technologies International, Inc. is the managing member of Republic
   Technologies International Holdings, LLC, which is the sole member of Republic Technologies International, LLC. Republic Technologies International, LLC is the sole member of Bliss & Laughlin, LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          NIMISHILLEN & TUSCARAWAS, LLC


                                          By: /s/ John B. George
                                              ---------------------------------
                                              John B. George
                                              Vice President of Finance


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                SIGNATURE                                              TITLE
------------------------------------------   ---------------------------------------------------------
                    *                        Chief Executive Officer and Principal Executive Officer;
------------------------------------------   Director of Republic Technologies International, Inc.**
            Thomas N. Tyrrell

            /s/ John B. George               Vice President of Finance, Treasurer and Secretary and
------------------------------------------   Principal Financial and Accounting Officer
              John B. George

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
            Richard C. Lappin

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Robert Friedman

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
            David A. Stockman

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
              David Blitzer

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Robert B. McKeon

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
            Thomas J. Campbell

                SIGNATURE                                              TITLE
------------------------------------------   ---------------------------------------------------------
                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Lynn R. Williams


                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Paul J. Wilhelm

                                             Director of Republic Technologies International, Inc.**
------------------------------------------
          Albert E. Ferrara, Jr.

                                             Director of Republic Technologies International, Inc.**
------------------------------------------
             Susumu Okushima

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Tadashi Takeuchi

         *By: /s/ John B. George
------------------------------------------
              John B. George
             Attorney-in-fact


------------------


** Republic Technologies International, Inc. is the managing member of Republic
   Technologies International Holdings, LLC, which is the sole member of Republic Technologies International, LLC. Republic Technologies International, LLC is the sole member of Nimishillen & Tuscarawas, LLC.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 22nd day of November, 1999.


                                          CANADIAN DRAWN STEEL COMPANY, INC.


                                          By: /s/ John B. George
                                              ------------------------------
                                              John B. George
                                              Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on November 22, 1999.



                SIGNATURE                                             TITLE
------------------------------------------   --------------------------------------------------------
                    *                        President and Principal Executive Officer
------------------------------------------
              John G. Asimou

            /s/ John B. George               Vice President and Principal Financial and Accounting
------------------------------------------   Officer
              John B. George

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
            Richard C. Lappin

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Robert Friedman

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
              David Stockman

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
              David Blitzer

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Robert B. McKeon

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
            Thomas J. Campbell

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Lynn R. Williams

                SIGNATURE                                             TITLE
------------------------------------------   --------------------------------------------------------
                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Paul J. Wilhelm


                                             Director of Republic Technologies International, Inc.**
------------------------------------------
          Albert E. Ferrara, Jr.

                                             Director of Republic Technologies International, Inc.**
------------------------------------------
             Susumu Okushima

                    *                        Director of Republic Technologies International, Inc.**
------------------------------------------
             Tadashi Takeuchi

         *By: /s/ John B. George
------------------------------------------
              John B. George
             Attorney-in-fact


------------------


** Republic Technologies International, Inc. is the managing member of Republic
   Technologies International Holdings, LLC, which is the sole member of Republic Technologies International, LLC. Republic Technologies International, LLC has signing authority for Canadian Drawn Steel Company, Inc. pursuant to the Canadian Drawn Steel Company, Inc. Shareholder Agreement.

                               INDEX TO EXHIBITS


EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     1.1       --   Purchase Agreement, dated as of August 6, 1999, among Republic Technologies International, LLC
                    ("Republic Technologies"), RTI Capital Corp. ("RTI CapCo"), Republic Technologies International,
                    Inc. ("RTI"), Nimishillen & Tuscarawas, LLC ("N&T"), Bliss & Laughlin, LLC ("B&L"), Canadian Drawn
                    Steel Company, Inc. ("CDSC"), Republic Technologies International Holdings, LLC ("Holdings"),
                    Chase Securities Inc. ("Chase"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and
                    BancBoston Robertson Stephens Inc. ("BBRS"). *
     2.1       --   Master Restructuring Agreement, dated as of August 13, 1999, among RTI, RES Holding Corporation
                    ("RES Holding"), Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant Banking
                    Fund L.P. ("BCP II"), Blackstone Offshore Capital Partners II L.P. ("BOCP II"), Blackstone Family
                    Investment Partnership II L.P. ("BFIP II"), The Veritas Capital Fund L.P. ("Veritas Fund"), HVR
                    Holdings, L.L.C. ("HRV"), USX Corporation ("USX"), Kobe Steel, Ltd. ("Kobe"), Kobe Delaware Inc.
                    ("Kobe Delaware"), USS Lorain Holding Company, Inc. ("USS Lorain"), USX RTI Holdings, Inc. ("USX
                    Holdings"), Kobe/Lorain Inc. ("Kobe/Lorain"), Kobe RTI Holdings, Inc. ("Kobe Holdings"), Holdings,
                    Republic Technologies, Lorain Tubular Company, LLC ("Lorain") and USS/Kobe Steel Company
                    ("USS/Kobe SteelCo"). *
     3.1       --   Limited Liability Company Agreement of Republic Technologies *
     3.2       --   Certificate of Incorporation of RTI CapCo *
     3.3       --   By-laws of RTI CapCo *
     3.4       --   Limited Liability Company Agreement of Holdings *
     3.5       --   Limited Liability Company Agreement of B&L *
     3.6       --   Limited Liability Company Agreement of N&T *
     3.7       --   Certificate of Incorporation of CDSC *
     3.8       --   By-laws of CDSC **
     4.1       --   Indenture, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings, N&T,
                    B&L, CDSC and United States Trust Company of New York, as Trustee. *
     4.2       --   Form of 13 3/4% Senior Secured Note due 2009 (included in Exhibit 4.1)
     4.3       --   Form of 13 3/4% Senior Secured Note due 2009, Series B (included in Exhibit 4.1)
     4.4       --   Notes Exchange and Registration Rights Agreement, dated as of August 13, 1999, among Republic
                    Technologies, RTI CapCo, Holdings, N&T, B&L, CDSC, Chase, DLJ and BBRS. *
     4.5       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings,
                    N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *
     4.6       --   Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of August 13,
                    1999, by Republic Technologies to United States Trust Company of New York, as Mortgagee. *
     4.7       --   Master Pledge Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo,
                    Holdings, N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *
     4.8       --   Amended and Restated Intercreditor and Subordination Agreement, dated as of August 13, 1999, among
                    United States Trust Company of New York, as Collateral Agent, United States Trust Company of New
                    York, as Trustee, the Pennsylvania Lenders (as defined therein), BankBoston, N.A., as Agent,
                    Holdings, Republic Technologies, RTI CapCo, N&T, B&L and CDSC. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     4.9       --   Pledge Intercreditor Agreement, dated as of August 13, 1999, among the Secured Parties (defined therein) and United States Trust Company of New York, as Collateral Agent. *
     5         --   Opinion of Simpson Thacher & Bartlett **
    10.1       --   Revolving Credit Agreement, dated as of August 13, 1999, among Republic Technologies, BankBoston,
                    N.A, as Administrative Agent and Co-Book Manager, Bank of America, N.A., as Syndication Agent and
                    Co-Book Manager, The Chase Manhattan Bank, as Documentation Agent and Co-Book Manager, the Lending
                    Institutions Named Therein, and BancBoston Robertson Stephens Inc. and Bank of America, N.A., as
                    Co-Arrangers. *
    10.2       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, Holdings, RTI CapCo,
                    N&T, B&L, CDSC and BankBoston, N.A. *
    10.3       --   Trademark Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.4       --   Patent Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.5       --   Canadian Security Agreement, dated as of August 13, 1999, between CDSC and BankBoston, N.A. *
    10.6       --   Assignment of Intellectual Property, dated as of August 13, 1999, by CDSC to BankBoston, N.A. *
    10.7       --   Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds, dated as of
                    August 13, 1999, from Republic Technologies to BankBoston, N.A. *
    10.8       --   Amended and Restated Equityholders Agreement, dated as of August 13, 1999, among BCP II, BOCP II,
                    BFIP II, Veritas Fund, Veritas Capital, L.L.C., KDJ, L.L.C., BRW Steel Holdings, L.P., BRW Steel
                    Holdings II, L.P., BRW Steel Offshore Holdings, L.P., RTI, RES Holding, Republic Technologies,
                    USX, USX Holdings, Kobe Delaware, Kobe, Kobe Holdings, HVR, Sumitomo Corporation of America,
                    FirstEnergy Services Corp., Triumph Capital Investors II, L.P., TCI-II Investors, L.P., First
                    Dominion Capital L.L.C., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P.,
                    TCW Shared Opportunity Fund, L.P., Shared Opportunity Fund IIB, L.L.C., Shared Opportunity Fund
                    III, L.L.C. and the other equityholders named therein. *
    10.09      --   Round Supply Agreement, dated as of August 13, 1999, between Republic Technologies and USX. **
    10.10      --   Master Energy Services and Supply Agreement, dated as of August 13, 1999, between Republic
                    Technologies and FirstEnergy Services Corp. *
    10.11      --   Transition, Administrative and Utilities Services Agreement, dated as of August 13, 1999, between
                    Lorain Tubular Company, LLC and Republic Technologies. *
    10.12      --   Letter Agreement, dated August 13, 1999, between Republic Technologies and
                    USX. *
    10.13      --   Letter Agreement, dated August 13, 1999, among Republic Technologies, Lorain Tubular Company, LLC,
                    Kobe and USX. *
    10.14      --   Master Agreement dated July 18, 1994, by and among the Commonwealth of Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial Development Authority, the
                    Commonwealth of Pennsylvania, acting by and through the Department of Community Affairs, the
                    Johnstown Industrial Development Corporation, the County of Cambria, the City of Johnstown,
                    Republic Technologies and BRW Steel Corporation-Johnstown. (1)

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.15      --   Amendment No. 1 to the Master Agreement dated September 21, 1994 among Commonwealth of
                    Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial
                    Development Authority, the Commonwealth of Pennsylvania, acting by and through the Department of
                    Community Affairs, the Johnstown Industrial Development Corporation, the County of Cambria, the
                    City of Johnstown and Republic Technologies. (1)
    10.16      --   Amendment No. 2 to the Master Agreement dated August 1999 among the Johnstown Industrial
                    Development Corporation, the County of Cambria, the City of Johnstown and Republic Technologies. *
    10.17      --   Economic Development Partnership Loan Agreement dated September 21, 1994 between the City of
                    Johnstown and Republic Technologies. (1)
    10.18      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.19      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.20      --   Section 108 Loan Agreement dated July 20, 1994 among the City of Johnstown, the County of Cambria and Republic Technologies. (1)
    10.21      --   Amendment No. 1 dated August 1994 to Section 108 Loan Agreement among the City of Johnstown, the
                    County of Cambria and Republic Technologies. (1)
    10.22      --   Community Development Block Grant Loan Agreement dated November 3, 1995 between Cambria County and
                    Republic Technologies. (1)
    10.23      --   BID Loan Agreement dated March 12, 1996 between Johnstown Industrial Development Corporation and
                    Republic Technologies. (1)
    10.24      --   Loan Agreement dated December 1, 1998 between Development Authority of Cartersville and B&L. (2)
    10.25      --   Trust Indenture dated as of October 1, 1994 between BankOne, Columbus, N.A. ("BankOne") and the
                    Ohio Water Development Authority (the "Authority"). (3)
    10.26      --   Trust Indenture dated as of June 1, 1996 between BankOne and the Authority. (4)
    10.27      --   Loan Agreement dated as of October 1, 1994 between Republic Technologies and the Authority. (3)
    10.28      --   Loan Agreement dated as of June 1, 1996 between Republic Technologies and the Authority. (4)
    10.29      --   Project Note dated October 1, 1994 by Republic Technologies to the Trustee. (3)
    10.30      --   Project Note dated June 1, 1996 by Republic Technologies to the Trustee. (4)
    10.31      --   Project Bond dated October 1, 1994 issued by the Authority. (3)
    10.32      --   Project Bond dated June 1, 1996 issued by the Authority. (4)
    10.33      --   Participation Agreement dated as of August 13, 1999 between Republic Technologies and USX. *
    10.34      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Thomas N. Tyrrell.
                    (5)
    10.35      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Joseph Lapinsky.
                    (5)
    10.36      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Robert L. Meyer.
                    (5)
    10.37      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and John Asimou. (5)
    10.38      --   Employment Agreement, dated July 1, 1999, between Republic Technologies and George F. Babcoke. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.39      --   Master Collective Bargaining Agreement dated as of September 30, 1998 among Republic Technologies,
                    RTI and the United Steel Workers of America. *
    10.40      --   1999 Settlement Agreement, dated as of August 2, 1999 between BarTech, RESI, Republic Technologies and the United Steelworkers of America. *
    10.41      --   Agreement dated as of November 2, 1998 between Pension Benefit Guaranty Corporation and RES
                    Holding. *
    10.42      --   Transaction and Monitoring Fee Agreement dated August 13, 1999 among Blackstone Management
                    Partners L.P., Veritas, USX, Kobe and Republic Technologies. *
    12         --   Computation of Ratio of Earnings to Fixed Charges ***
    21         --   List of subsidiaries *
    23.1       --   Consent of Simpson Thacher & Bartlett (to be included in the opinion filed as Exhibit 5)
    23.2       --   Consents of Deloitte and Touche LLP ***
    23.3       --   Consent of KPMG LLP ***
    23.4       --   Consent of Ernst & Young LLP ***
    23.5       --   Consent of Arthur Andersen LLP ***
    24         --   Powers of Attorney ***
    25         --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of United States Trust
                    Company of New York, as Trustee *
    99.1       --   Form of Letter of Transmittal *
    99.2       --   Form of Notice of Guaranteed Delivery *


------------------

*  Filed herewith.

**  To be filed by amendment.


*** Previously filed.


(1) Filed as exhibits to the Registration Statement on Form S-4 of Bar Technologies Inc. (SEC Registration No. 333-4254) and incorporated by reference and made a part hereof.

(2) Filed as exhibit to Annual Report on Form 10-K of Bliss & Laughlin Industries Inc. for the fiscal year ended September 30, 1989 and incorporated by reference and made a part hereof.

(3) Filed as exhibits to Quarterly Report on Form 10-Q of Republic Engineered Steels, Inc. for the quarter ended September 30, 1994 and incorporated by reference and made a part hereof.

(4) Filed as exhibits to Annual Report on Form 10-K of Republic Engineered Steels, Inc. for the fiscal year ended June 30, 1996 and incorporated by reference and made a part hereof.

(5) Filed as exhibits to Annual Report on Form 10-K of Bar Technologies Inc. for the fiscal year ended January 2, 1999 and incorporated by reference and made a part hereof.

                               INDEX TO EXHIBIT


EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     1.1       --   Purchase Agreement, dated as of August 6, 1999, among Republic Technologies International, LLC
                    ("Republic Technologies"), RTI Capital Corp. ("RTI CapCo"), Republic Technologies International,
                    Inc. ("RTI"), Nimishillen & Tuscarawas, LLC ("N&T"), Bliss & Laughlin, LLC ("B&L"), Canadian Drawn
                    Steel Company, Inc. ("CDSC"), Republic Technologies International Holdings, LLC ("Holdings"),
                    Chase Securities Inc. ("Chase"), Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and
                    BancBoston Robertson Stephens Inc. ("BBRS"). *
     2.1       --   Master Restructuring Agreement, dated as of August 13, 1999, among RTI, RES Holding Corporation
                    ("RES Holding"), Republic Engineered Steels, Inc., Blackstone Capital Partners II Merchant Banking
                    Fund L.P. ("BCP II"), Blackstone Offshore Capital Partners II L.P. ("BOCP II"), Blackstone Family
                    Investment Partnership II L.P. ("BFIP II"), The Veritas Capital Fund L.P. ("Veritas Fund"), HVR
                    Holdings, L.L.C. ("HRV"), USX Corporation ("USX"), Kobe Steel, Ltd. ("Kobe"), Kobe Delaware Inc.
                    ("Kobe Delaware"), USS Lorain Holding Company, Inc. ("USS Lorain"), USX RTI Holdings, Inc. ("USX
                    Holdings"), Kobe/Lorain Inc. ("Kobe/Lorain"), Kobe RTI Holdings, Inc. ("Kobe Holdings"), Holdings,
                    Republic Technologies, Lorain Tubular Company, LLC ("Lorain") and USS/Kobe Steel Company
                    ("USS/Kobe SteelCo"). *
     3.1       --   Limited Liability Company Agreement of Republic Technologies *
     3.2       --   Certificate of Incorporation of RTI CapCo *
     3.3       --   By-laws of RTI CapCo *
     3.4       --   Limited Liability Company Agreement of Holdings *
     3.5       --   Limited Liability Company Agreement of B&L *
     3.6       --   Limited Liability Company Agreement of N&T *
     3.7       --   Certificate of Incorporation of CDSC *
     3.8       --   By-laws of CDSC **
     4.1       --   Indenture, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings, N&T,
                    B&L, CDSC and United States Trust Company of New York, as Trustee. *
     4.2       --   Form of 13 3/4% Senior Secured Note due 2009 (included in Exhibit 4.1)
     4.3       --   Form of 13 3/4% Senior Secured Note due 2009, Series B (included in Exhibit 4.1)
     4.4       --   Notes Exchange and Registration Rights Agreement, dated as of August 13, 1999, among Republic
                    Technologies, RTI CapCo, Holdings, N&T, B&L, CDSC, Chase, DLJ and BBRS. *
     4.5       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo, Holdings,
                    N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *
     4.6       --   Mortgage, Assignment of Leases, Security Agreement and Fixture Filing, dated as of August 13,
                    1999, by Republic Technologies to United States Trust Company of New York, as Mortgagee. *
     4.7       --   Master Pledge Agreement, dated as of August 13, 1999, among Republic Technologies, RTI CapCo,
                    Holdings, N&T, B&L, CDSC and United States Trust Company of New York, as Collateral Agent. *
     4.8       --   Amended and Restated Intercreditor and Subordination Agreement, dated as of August 13, 1999, among
                    United States Trust Company of New York, as Collateral Agent, United States Trust Company of New
                    York, as Trustee, the Pennsylvania Lenders (as defined therein), BankBoston, N.A., as Agent,
                    Holdings, Republic Technologies, RTI CapCo, N&T, B&L and CDSC. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
     4.9       --   Pledge Intercreditor Agreement, dated as of August 13, 1999, among the Secured Parties (defined therein) and United States Trust Company of New York, as Collateral Agent. *
     5         --   Opinion of Simpson Thacher & Bartlett **
    10.1       --   Revolving Credit Agreement, dated as of August 13, 1999, among Republic Technologies, BankBoston,
                    N.A, as Administrative Agent and Co-Book Manager, Bank of America, N.A., as Syndication Agent and
                    Co-Book Manager, The Chase Manhattan Bank, as Documentation Agent and Co-Book Manager, the Lending
                    Institutions Named Therein, and BancBoston Robertson Stephens Inc. and Bank of America, N.A., as
                    Co-Arrangers. *
    10.2       --   Security Agreement, dated as of August 13, 1999, among Republic Technologies, Holdings, RTI CapCo,
                    N&T, B&L, CDSC and BankBoston, N.A. *
    10.3       --   Trademark Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.4       --   Patent Collateral Security and Pledge Agreement, dated as of August 13, 1999, between Republic
                    Technologies and BankBoston, N.A. *
    10.5       --   Canadian Security Agreement, dated as of August 13, 1999, between CDSC and BankBoston, N.A. *
    10.6       --   Assignment of Intellectual Property, dated as of August 13, 1999, by CDSC to BankBoston, N.A. *
    10.7       --   Open-End Mortgage, Security Agreement, Assignment of Rents, Income and Proceeds, dated as of
                    August 13, 1999, from Republic Technologies to BankBoston, N.A. *
    10.8       --   Amended and Restated Equityholders Agreement, dated as of August 13, 1999, among BCP II, BOCP II,
                    BFIP II, Veritas Fund, Veritas Capital, L.L.C., KDJ, L.L.C., BRW Steel Holdings, L.P., BRW Steel
                    Holdings II, L.P., BRW Steel Offshore Holdings, L.P., RTI, RES Holding, Republic Technologies,
                    USX, USX Holdings, Kobe Delaware, Kobe, Kobe Holdings, HVR, Sumitomo Corporation of America,
                    FirstEnergy Services Corp., Triumph Capital Investors II, L.P., TCI-II Investors, L.P., First
                    Dominion Capital L.L.C., TCW Leveraged Income Trust, L.P., TCW Leveraged Income Trust II, L.P.,
                    TCW Shared Opportunity Fund, L.P., Shared Opportunity Fund IIB, L.L.C., Shared Opportunity Fund
                    III, L.L.C. and the other equityholders named therein. *
    10.09      --   Round Supply Agreement, dated as of August 13, 1999, between Republic Technologies and USX. **
    10.10      --   Master Energy Services and Supply Agreement, dated as of August 13, 1999, between Republic
                    Technologies and FirstEnergy Services Corp. *
    10.11      --   Transition, Administrative and Utilities Services Agreement, dated as of August 13, 1999, between
                    Lorain Tubular Company, LLC and Republic Technologies. *
    10.12      --   Letter Agreement, dated August 13, 1999, between Republic Technologies and
                    USX. *
    10.13      --   Letter Agreement, dated August 13, 1999, among Republic Technologies, Lorain Tubular Company, LLC,
                    Kobe and USX. *
    10.14      --   Master Agreement dated July 18, 1994, by and among the Commonwealth of Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial Development Authority, the
                    Commonwealth of Pennsylvania, acting by and through the Department of Community Affairs, the
                    Johnstown Industrial Development Corporation, the County of Cambria, the City of Johnstown,
                    Republic Technologies and BRW Steel Corporation-Johnstown. (1)

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.15      --   Amendment No. 1 to the Master Agreement dated September 21, 1994 among Commonwealth of
                    Pennsylvania, acting by and through the Department of Commerce, the Pennsylvania Industrial
                    Development Authority, the Commonwealth of Pennsylvania, acting by and through the Department of
                    Community Affairs, the Johnstown Industrial Development Corporation, the County of Cambria, the
                    City of Johnstown and Republic Technologies. (1)
    10.16      --   Amendment No. 2 to the Master Agreement dated August 1999 among the Johnstown Industrial
                    Development Corporation, the County of Cambria, the City of Johnstown and Republic Technologies. *
    10.17      --   Economic Development Partnership Loan Agreement dated September 21, 1994 between the City of
                    Johnstown and Republic Technologies. (1)
    10.18      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.19      --   Economic Development Set-Aside Loan Agreement dated July 6, 1995 between the City of Johnstown and
                    Republic Technologies. (1)
    10.20      --   Section 108 Loan Agreement dated July 20, 1994 among the City of Johnstown, the County of Cambria and Republic Technologies. (1)
    10.21      --   Amendment No. 1 dated August 1994 to Section 108 Loan Agreement among the City of Johnstown, the
                    County of Cambria and Republic Technologies. (1)
    10.22      --   Community Development Block Grant Loan Agreement dated November 3, 1995 between Cambria County and
                    Republic Technologies. (1)
    10.23      --   BID Loan Agreement dated March 12, 1996 between Johnstown Industrial Development Corporation and
                    Republic Technologies. (1)
    10.24      --   Loan Agreement dated December 1, 1998 between Development Authority of Cartersville and B&L. (2)
    10.25      --   Trust Indenture dated as of October 1, 1994 between BankOne, Columbus, N.A. ("BankOne") and the
                    Ohio Water Development Authority (the "Authority"). (3)
    10.26      --   Trust Indenture dated as of June 1, 1996 between BankOne and the Authority. (4)
    10.27      --   Loan Agreement dated as of October 1, 1994 between Republic Technologies and the Authority. (3)
    10.28      --   Loan Agreement dated as of June 1, 1996 between Republic Technologies and the Authority. (4)
    10.29      --   Project Note dated October 1, 1994 by Republic Technologies to the Trustee. (3)
    10.30      --   Project Note dated June 1, 1996 by Republic Technologies to the Trustee. (4)
    10.31      --   Project Bond dated October 1, 1994 issued by the Authority. (3)
    10.32      --   Project Bond dated June 1, 1996 issued by the Authority. (4)
    10.33      --   Participation Agreement dated as of August 13, 1999 between Republic Technologies and USX. *
    10.34      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Thomas N. Tyrrell.
                    (5)
    10.35      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Joseph Lapinsky.
                    (5)
    10.36      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and Robert L. Meyer.
                    (5)
    10.37      --   Employment Agreement, dated October 1, 1998, between Republic Technologies and John Asimou. (5)
    10.38      --   Employment Agreement, dated July 1, 1999, between Republic Technologies and George F. Babcoke. *

EXHIBIT NO.   DESCRIPTION
-----------   --------------------------------------------------------------------------------------------------------
    10.39      --   Master Collective Bargaining Agreement dated as of September 30, 1998 among Republic Technologies,
                    RTI and the United Steel Workers of America. *
    10.40      --   1999 Settlement Agreement, dated as of August 2, 1999 between BarTech, RESI, Republic Technologies and the United Steelworkers of America. *
    10.41      --   Agreement dated as of November 2, 1998 between Pension Benefit Guaranty Corporation and RES
                    Holding. *
    10.42      --   Transaction and Monitoring Fee Agreement dated August 13, 1999 among Blackstone Management
                    Partners L.P., Veritas, USX, Kobe and Republic Technologies. *
    12         --   Computation of Ratio of Earnings to Fixed Charges ***
    21         --   List of subsidiaries *
    23.1       --   Consent of Simpson Thacher & Bartlett (to be included in the opinion filed as Exhibit 5)
    23.2       --   Consents of Deloitte and Touche LLP ***
    23.3       --   Consent of KPMG LLP ***
    23.4       --   Consent of Ernst & Young LLP ***
    23.5       --   Consent of Arthur Andersen LLP ***
    24         --   Powers of Attorney ***
    25         --   Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of United States Trust
                    Company of New York, as Trustee *
    99.1       --   Form of Letter of Transmittal *
    99.2       --   Form of Notice of Guaranteed Delivery *


------------------

*  Filed herewith.

**  To be filed by amendment.

*** Previously filed.

(1) Filed as exhibits to the Registration Statement on Form S-4 of Bar Technologies Inc. (SEC Registration No. 333-4254) and incorporated by reference and made a part hereof.

(2) Filed as exhibit to Annual Report on Form 10-K of Bliss & Laughlin Industries Inc. for the fiscal year ended September 30, 1989 and incorporated by reference and made a part hereof.

(3) Filed as exhibits to Quarterly Report on Form 10-Q of Republic Engineered Steels, Inc. for the quarter ended September 30, 1994 and incorporated by reference and made a part hereof.

(4) Filed as exhibits to Annual Report on Form 10-K of Republic Engineered Steels, Inc. for the fiscal year ended June 30, 1996 and incorporated by reference and made a part hereof.

(5) Filed as exhibits to Annual Report on Form 10-K of Bar Technologies Inc. for the fiscal year ended January 2, 1999 and incorporated by reference and made a part hereof.